Exhibit 99.1350.CERT


         Certification Pursuant to Section 906 of the Sarbanes Oxley Act


I, Terry K. Glenn, President of Merrill Lynch Funds for Institutions Series and Master Institutional Money Market Trust (together, the "Fund"), certify that:

     1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Dated: December 20, 2004

                                 /s/ Terry K. Glenn
                                 ____________________________________
                                 Terry K. Glenn,
                                 President of
                                 Merrill Lynch Funds for Institutions
                                 Series and Master Institutional
                                 Money Market Trust



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Exhibit 99.1350CERT


         Certification Pursuant to Section 906 of the Sarbanes Oxley Act


I, William M. Breen, Chief Financial Officer of Merrill Lynch Funds for Institutions Series and Master Institutional Money Market Trust (together, the "Fund"), certify that:

     1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.



Dated: December 20, 2004

                                /s/ William M. Breen
                                ____________________________________
                                William M. Breen,
                                Chief Financial Officer of
                                Merrill Lynch Funds for Institutions
                                Series and Master Institutional
                                Money Market Trust